SOUTHERN CALIFORNIA EDISON COMPANY                              Barbara Mathews
LOGO                                                            Vice President, Associate
An Edison International Company                                 General Counsel, Chief
                                                                Governance Officer and
                                                                Corporate Secretary
                                                                Barbara.Mathews@SCE.com

                                August 8, 2006

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

                Re: Registration Statement on Form S-3 of Southern California
                    Edison Company, SCE Trust I, SCE Trust II and SCE Trust III

Ladies and Gentlemen:

            I am Vice President, Associate General Counsel, Chief Governance
Officer and Corporate Secretary of Southern California Edison Company, a
California corporation ("Edison").  In connection with the registration statement on Form S-3 filed on August 8, 2006 (the "Registration Statement")
by Edison, SCE Trust I, a Delaware statutory trust, SCE Trust II, a Delaware statutory trust, and SCE Trust III, a Delaware statutory trust (each a
"Trust," and collectively with Edison, the "Registrants"), with the
Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

            I have reviewed the forms of prospectus (the "Prospectus") which are a part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the
Prospectus (each a "Prospectus Supplement").  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration of
(i) one or more series of First Mortgage Bonds ("First Mortgage Bonds"), which may be issued by Edison, (ii) one or more series of unsecured senior or subordinated debt securities (the "Unsecured Debt Securities" and together with the First Mortgage Bonds, the "Debt Securities"), which may be issued by
Edison, (iii) shares of preferred stock (the "Preferred Stock"), which may be issued by Edison, (iv) shares of preference stock (the "Preference Stock"), which may be issued by Edison, (v) preferred securities (the "Preferred
Securities"), which may be issued by each Trust pursuant to its respective
Amended and Restated Trust Agreement (each an "Amended Trust Agreement"), and
(vi) guarantees of the Preferred Securities (the "Preferred Securities
Guarantees"), which may be issued by Edison pursuant to one or more guarantee agreements (each a "Guarantee Agreement").  The Debt Securities, the
Preferred Stock, the Preference Stock and the Preferred Securities Guarantees
are collectively referred to herein as the "Securities."  The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between Edison and a trustee (each, a "Trustee").

Southern California Edison Company
August 8, 2006

            In my capacity as Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary, I am generally familiar with the proceedings taken and proposed to be taken by the Registrants for the authorization and issuance of the Securities.  For purposes of this opinion, I have assumed that those proceedings will be properly completed, in accordance with all requirements of applicable federal, Delaware and
California laws, in the manner presently proposed.

            I, or attorneys acting under my supervision, have made legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of the documents, corporation records and instruments of the Registrants that we have deemed necessary or appropriate for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

            I have been furnished with, and have exclusively relied upon, certificates of officers of Edison as to certain factual matters.  In addition, I have obtained and relied upon certificates and assurances from public officials that I have deemed necessary.

            I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of California, and I express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

            Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof:

            1.    When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of Edison or an authorized officer of any necessary further resolutions duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of Edison against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related
Prospectus Supplement(s) and (b) each of the Registration Statement and any required post-effective amendment thereto have all become effective under the
Securities Act, and assuming that (w) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the
Prospectus and the related Prospectus Supplement(s); (x) the Debt Securities as executed and delivered do not violate any law applicable to Edison or result in a default under or breach of any agreement or instrument binding upon Edison; (y) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Edison, whether imposed by any court or governmental or regulatory body having jurisdiction over Edison; and (z) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the

Southern California Edison Company
August 8, 2006

related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of Edison enforceable against Edison in accordance with the terms of the Debt Securities.

            2.    With respect to the Preferred Securities Guarantees, when
(i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Trust Agreement and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Amended Trust Agreement; (ii) the appropriate officers of Edison have taken all necessary action to fix and determine the terms of the applicable Preferred Securities Guarantees in accordance with the resolutions adopted by the Board of Directors of Edison relating to the issuance and delivery of the Preferred Securities Guarantees; (iii) the terms of the applicable Preferred Securities and the related Preferred Securities
Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Trust Agreement and applicable
Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Trust Agreement and Amended Trust
Agreement, and the Articles of Incorporation and Bylaws of Edison, or result in a default under or breach of any agreement or instrument binding upon the applicable Trust or Edison; (iv) the Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the
Registration Statement and the Prospectus Supplement(s) relating thereto;
(vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the applicable Property
Trustee (as defined in the applicable Amended Trust Agreement) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; (vii) the applicable Trust receives the agreed-upon consideration therefor; and (viii) the Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, the applicable Preferred Securities Guarantee will be a valid and binding obligation of Edison enforceable in accordance with its terms.

            3.    Edison has the authority pursuant to its Articles of
Incorporation to issue up to 36,000,000 shares of Preferred Stock, comprised of 24,000,000 shares of Cumulative Preferred Stock, with a par value of $25 per share, and 12,000,000 shares of $100 Cumulative Preferred Stock, with a par value of $100 per share, and up to 50,000,000 shares of Preference Stock, no par value.  Upon adoption by the Board of Directors of Edison of any necessary further resolutions and filing of any necessary certificates of determination, in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related
Prospectus Supplement(s) and by such resolutions, such shares of Preferred
Stock and Preference Stock will be validly issued, fully paid and nonassessable.

            The opinions set forth in paragraphs 1 through 3 above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity,

Southern California Edison Company
August 8, 2006

including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the effect of requirements that a claim with respect to any Preferred Securities Guarantee denominated other than in
United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) the effect of governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or current unit.  In addition,  I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, or with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

            I have assumed for purposes of this opinion that (i) the
applicable Indenture constitutes the legally valid, binding and enforceable obligation of Edison, enforceable against Edison in accordance with its terms; (ii) the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; (iv) the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and (vi) the
Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

            I consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Validity of the Securities and Preferred Securities Guarantees" in the Prospectus
included therein.

                                    Very truly yours,

                                    /s/ Barbara Mathews
                                    ---------------------------------
                                    Barbara Mathews
                                    Vice President, Associate General
                                    Counsel, Chief Governance Officer
                                    and Corporate Secretary